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                                                                  EXHIBIT 10




                   AMENDED AND RESTATED LEASE AND AGREEMENT


                                   Between


                       SPRING MOUNTAIN ROAD ASSOCIATES,
                                  as Lessor


                                     And


                                  SOUTHWEST
                               GAS CORPORATION,
                                  as Lessee


                           Dated as of July 1, 1996
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                               TABLE OF CONTENTS


Paragraph                                                      Page
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    1.  Lease of Premises; Title and Condition................   1
    2.  Use...................................................   2
    3.  Terms.................................................   2
    4.  Rent..................................................   2
    5.  Net Lease; Non-Terminability..........................   3
    6.  Taxes and Assessments; Compliance with Law............   4
    7.  Liens.................................................  11
    8.  Indemnification.......................................  11
    9.  Maintenance and Repair................................  13
   10.  Alterations; Reimbursement for Additions..............  14
   11.  Condemnation and Casualty.............................  14
   12.  Insurance.............................................  17
   13.  Uneconomic Use........................................  19
   14.  Mandatory Offer to Purchase...........................  20
   15.  Procedure Upon Purchase...............................  20
   16.  Assignment and Subletting.............................  20
   17.  Permitted Contests....................................  21
   18.  Conditional Limitations; Default Provision............  22
   19.  Additional Rights of Lessor...........................  26
   20.  Notices, Demands and Other Instruments................  27
   21.  Estoppel Certificates.................................  27
   22.  No Merger.............................................  28
   23.  Surrender.............................................  28
   24.  Merger, Consolidation or Sale of Assets...............  28
   25.  Separability; Binding Effect; Miscellany..............  29
   26.  Lessee's Right of First Refusal.......................  29
   27.  Purchase Option.......................................  30
   28.  Appraisal Procedure...................................  31
   29.  Governing Law.........................................  31
   30.  Schedules.............................................  31

        Schedule A - Description of Premises

        Schedule B - Terms and Basic Rent Payments

        Schedule C - Purchase Prices Pursuant to paragraph 11(b)

        Schedule D - Purchase Prices Pursuant to paragraphs 13 or 27

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Location of Definitions:
-----------------------

Basic Rent - paragraph 4 & Schedule B
Business Day - paragraph 11
Event of default - paragraph 18(a)
Exercise Date - paragraph 13
Existing Lease - preliminary statement paragraph A
Extended Term - paragraph 3 & Schedule B
Improvements - paragraph 1
Legal Requirements - paragraph 6(b)
Mortgage - paragraph 12(b)
Mortgagee - paragraph 12(b)
Net Proceeds - paragraph 11(a)
Noteholder - paragraph 5
Payment Dates - paragraph 4 & Schedule 3
Premises - paragraph 1
Primary Term - paragraph 3 & Schedule B
Termination Date - paragraph 11(b)
Third Party Offer - paragraph 26

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     AMENDED AND RESTATED LEASE and AGREEMENT, dated as of July 1, 1996 (as amended or supplemented from time to time as permitted hereby, this "Lease"), between SPRING MOUNTAIN ROAD ASSOCIATES, a Nevada limited partnership (herein, together with its successors and assigns as lessor hereunder, referred to as "Lessor"), having an address c/o PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, and SOUTHWEST GAS CORPORATION, a California corporation (herein, together with any corporation succeeding thereto by consolidation, merger or acquisition of its assets substantially as an entirety, referred to as "Lessee"), having an address at 5241 Spring Mountain Road, P. 0. Box 98510, Las Vegas, Nevada 89193-8510.


                            PRELIMINARY STATEMENT

     A. Lessor and Lessee have executed and delivered that certain Lease and Agreement dated as of June 15, 1982, pursuant to which Lessor has leased to Lessee all right, title and interest of Lessor in and to a certain parcel of land, together with the improvements located thereon, in Clark County, Las Vegas, Nevada and more particularly described in said lease (the foregoing lease, together with all amendments and supplements thereto, herein called the "Existing Lease").

     B. Lessor and Lessee have agreed to amend and restate the terms, provisions and conditions of the Existing Lease as hereinafter provided.

     1. Lease of Premises; Title and Condition. (a) In consideration of the rents and covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the premises (the "Premises") consisting of the land described in Schedule A, all buildings and other improvements now or hereafter located thereon (the "Improvements"), and all easements, rights and appurtenances relating thereto. The Premises are leased to Lessee in their present condition without representation or warranty by Lessor and subject to the rights of parties in possession, to the existing state of title, and to all applicable Legal Requirements (as hereinafter defined) now or hereafter in effect. Lessee has examined the Premises and title thereto and has found the same satisfactory for all purposes.

     (b) IRRESPECTIVE OF ANY INSPECTION LESSOR MAY HAVE MADE, LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR OTHERWISE, WITH RESPECT

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TO THE PREMISES OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY,
FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION, OR DURABILITY THEREOF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR AS TO LESSOR'S TITLE THERETO OR OWNERSHIP THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY LESSEE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE PREMISES OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, LESSOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS PARAGRAPH 1(b) HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LESSOR, EXPRESS OR IMPLIED, WITH

RESPECT TO THE PREMISES OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANOTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

     2. Use. Lessee may use the Premises as corporate headquarters or office space.

     3. Terms. The Premises are leased for a primary term of twenty-one (21) years (the "Primary Term") and, at Lessee's irrevocable option, so long as no event of default has occurred and is continuing, for one additional term of five years (the "Extended Term"), unless and until the term of this Lease shall expire or be terminated pursuant to any provision hereof. The Primary Term and the Extended Term shall commence and expire as set forth in Schedule B hereto. The lease extension option shall be exercisable by the Lessee giving notice to Lessor not less than 360 days prior to the expiration of the Primary Term. Except as otherwise provided in this Lease, this Lease shall not be subject to termination by Lessor unless as a specified remedy while Lessee is in default hereunder and such default shall be continuing, nor by Lessee for any reason whatsoever.

     4. Rent. (a) Lessee shall pay to Lessor in lawful money of the United States, as fixed rent for the Premises, the amounts set forth in Schedule B (Basic Rent) on the dates set forth therein (Payment Dates), at Lessor's address set forth above, or at such other address or to such other

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person as Lessor from time to time may designate by wire transfer of immediately available funds not later than noon Minnesota time.

     (b) All amounts which Lessee is required to pay pursuant to this Lease (other than Basic Rent, amounts payable upon purchase of the Premises and amounts payable as liquidated damages pursuant to paragraph 18), together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof, shall constitute additional rental obligations. If Lessee shall fail to pay any additional rental obligations, Lessor shall have the right to pay the same and shall have all rights, powers and remedies with respect thereto as are provided herein or by law in the case of non-payment of Basic Rent. Lessee shall pay to Lessor interest at the rate of 10.45% per annum on all overdue Basic Rent from the due date thereof until paid, and on all overdue additional rental obligations paid by Lessor on behalf of Lessee from the date of payment by Lessor until repaid by Lessee. Lessee shall perform all its obligations under this Lease at its sole cost and expense, and shall pay all Basic Rent and additional rental obligations when due, without notice or demand.

     5. Net Lease; Non-Terminability. (a) This Lease is a net lease and, except as otherwise expressly provided herein, any present or future law to the contrary notwithstanding, shall not terminate, nor shall Lessee be entitled to any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any Basic Rent, additional rental obligations or other sum payable hereunder, nor shall the obligations of Lessee hereunder be affected by reason of any damage to or destruction of or any defects in the Premises; any taking of the Premises or any part thereof by condemnation or otherwise; any prohibition, limitation, restriction or prevention of Lessee's use, occupancy or enjoyment of the Premises, or any interference with such use, occupancy or enjoyment by any person; any eviction by paramount title or otherwise; any default by Lessor hereunder or under any other agreement; the impossibility or illegality of performance by Lessor, Lessee or both; any action of any governmental authority; the failure to make any demand or give notice with respect to the payment of any sum hereunder; the existence of any claims against the Lessor, the Mortgagee (as hereinafter defined), or any of the noteholders from time to time (the "Noteholders") under the Mortgage (as hereinafter defined); or any other cause whether similar or dissimilar to the foregoing. The parties intend that the obligations of Lessee hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease. Lessee acknowledge and agrees that it is intended that this Lease shall be completely carefree and at no

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cost to Lessor, except as expressly set out in the Lease; that Lessor is not responsible during the term of this Lease (including the Extended Term) for any costs, charges, expenses, or outlays of any nature whatsoever arising from or relating to the Premises, or the use and occupancy thereof, or the contents thereof, or the business carried on therein; and Lessee shall pay all charges, expenses, costs, and outlays of every nature and kind relating to the Premises except as expressly set out in this Lease.

     (b) Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Lessor or any assignee of Lessor or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. Lessee waives all rights to terminate or surrender this Lease, or to any abatement or deferment of Basic Rent, additional rental obligations or other sums payable hereunder.

     (c) Lessee waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of the Basic Rent, additional rental obligations or any other sums payable under this Lease, except as otherwise expressly provided herein.

     6. Taxes and Assessments; Compliance with Law. (a) Lessee shall pay: (i) all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the term hereof, imposed or levied upon or assessed against (A) the Premises, (B) any Basic Rent, additional rental obligations or other sum payable hereunder or (C) this Lease or the leasehold estate hereby created, or which arise in respect of the operation, possession or use of the Premises;
(ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Basic Rent, additional rental obligations or other sums payable hereunder but not taxes measured by net income; (iii) all sales, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Premises; and (iv) all charges for utilities serving the Premises. Lessee shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax of Lessor (other than any tax which is required to be paid by Lessee pursuant to clause
(ii) above) unless such tax is imposed, levied or assessed insubstitution for

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any other tax, assessment  charge or levy which Lessee is required to pay pursuant to clause (i), (iii) or (iv) above or is in substitution for a gross receipts tax imposed or levied upon, assessed against or measured by any Basic Rent, additional rental obligations or other sums payable hereunder but not taxes measured by net income. Lessee will furnish to Lessor, promptly after demand therefor, proof of payment of all items referred to above which are
payable by Lessee   If any such assessment may legally be paid in
installments, Lessee may pay such assessment in installments; in such event, Lessee shall be liable only for installments which become due and payable prior to or during the term hereof.

     (b) Except as otherwise provided in paragraph 17 of this Lease, Lessee shall comply with and cause the Premises to comply with (i) all laws, statutes, codes, ordinances, regulations, judgments, decrees, injunctions, rules, permits, licenses, authorizations, directions and requirements of, and agreements with, all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, general or special or arising from any restriction or agreements of record or otherwise (including, without limitation, any and all laws, statutes, codes, ordinances, regulations, judgments, decrees, injunctions, rules, permits, licenses, authorizations, directions and requirements in respect of environmental matters), which now or at any time hereafter may be applicable to the Lessee, the Premises or any part thereof, or any of the adjoining sidewalks, vaults and vault space, if any, streets or ways, or the occupancy or any use or condition of the Premises or any part thereof and any other governmental rules, orders and determinations now or hereafter enacted, made or issued, and applicable to the Lessee, the Premises or the occupancy or use thereof, whether or not presently contemplated (collectively referred to herein as the "Legal Requirements"); and (ii) all contracts (including insurance policies), agreements, covenants, conditions and restrictions applicable to the Premises or the ownership, occupancy or use thereof, including but not limited to all such Legal Requirements, contracts, agreements, covenants, conditions and restrictions which require structural, unforeseen or extraordinary changes in the Improvements.

     (c) Lessee will obtain and keep in full force and effect, or cause to be obtained and kept in full force and effect, all governmental or regulatory approvals, consents, authorizations and/or licenses, if any, with respect to the ownership, occupation or use of the Premises, required of Lessee, Lessor or any other party having any interest in the Premises or the occupancy or use thereof; provided that as to items notice of which is sent to Lessor but not Lessee, Lessee shall have received reasonable notice from

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Lessor, provided that Lessee shall have taken all reasonable steps necessary to insure that Lessee shall receive all such notices from parties other than Lessor in a timely manner. Lessee will not do or permit to be done any act or thing which materially impairs the usefulness to Lessee or the value of the Premises, or which constitutes a public or private nuisance.

     (d) Without limiting the generality of clauses (a), (b) and (c) above, Lessee agrees that it will comply with all relevant federal, state and local laws, including, but not limited to, the Americans with Disabilities Act of 1990 (hereinafter the "ADA"), as such laws in any way relate to Lessee's use or occupancy of the Improvements. Lessee specifically agrees to assume sole responsibility for any and all obligations Lessee may incur as a "public accommodation," as that term is defined by Title III of the ADA (e.g., engaging in readily achievable barrier removal; the provision of auxiliary aids; modification of policy, practice or procedure). In the event that Lessee makes, or shall be permitted to make any alteration, modification, or improvement of, or engages in new construction relating in or to the Improvements during the term of this Lease, and such alteration, modification, improvement or new construction triggers an obligation for alteration of the exterior of the Improvements, Lessee assumes responsibility for compliance with any and all applicable state and federal law relating to all such alterations, modifications, improvements and new construction, including, but not limited to the Americans with Disabilities Act Architectural Guidelines.

     (e) Lessee represents, covenants and warrants to Lessor and Mortgagee and the Noteholders that:

           (i) at all times during the term of this Lease, the Premises shall comply in all respects with all applicable Environmental Laws (as hereinafter defined); Lessee has obtained or will obtain, as and when required, all permits, licenses, and any other authorization to conduct operations at the Premises that are required under all applicable Environmental Laws; Lessee is in compliance with all terms and conditions of all permits, licenses, and any other authorizations required under all applicable Environmental Laws;

           (ii) no notices, complaints or orders of violations or non-compliance of any nature whatsoever have been issued to Lessee or, to the best of its knowledge, to any person regarding the Premises, and no federal, state or local environmental investigation or legal action by a private party is pending or threatened, in each case with regard to the Premises or any use thereof or any alleged violation of, or strict

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     liability arising under, Environmental Laws with regard to the Premises;
     no liens have been placed upon the Premises in connection with any actual or alleged liability under any Environmental Laws;

           (iii) the Premises (a) has not been used by Lessee or by any other Person to generate, manufacture, refine, produce or process any Hazardous Substance (as hereinafter defined) or to store, handle, transfer or transport any Hazardous Substance other than normal and lawful uses of such Hazardous Substances, taking into account Lessee's use of the Premises, in lawful quantities and in compliance with Environmental Laws, and (b) will not be used by Lessee or any other Person at any time during the term of this Lease to generate, manufacture, refine, produce or process any Hazardous Substance or to store, handle, transfer or transport any Hazardous Substance, other than normal and lawful uses of such Hazardous Substance, taking into account Lessee's intended use of the Premises, in lawful quantities and in compliance with Environmental Laws where such uses will have no material adverse effect upon the Premises;

           (iv) no surface impoundments are constructed, operated or maintained in or on the Premises in violation of applicable Environmental Laws and no underground storage tanks are constructed, operated or maintained in or on the Premises; there is no asbestos nor asbestos-containing material located in, on, at or under the Premises nor is there any polychlorinated biphenyl-containing equipment, including transformers (except for transformers located on the Premises and owned by Nevada Power Company) located in, on, at or under the Premises; and

           (v) except as otherwise permitted in subparagraph (iii) above, the Premises is and at all times during the term of this Lease will be maintained (a) free of Hazardous Substances, to which Persons working on or visiting the Premises could be exposed, the removal, remediation of which is required or the maintenance or the removal of which is prohibited or penalized by any applicable Environmental Laws or which would have a material adverse effect upon the Premises and (b) free of asbestos and asbestos-containing material and free of polychlorinated biphenyl-containing equipment, including transformers (except for transformers located on the Premises and owned by Nevada Power Company).

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     Lessee shall (i) fully comply with all Environmental Laws with regard to the Premises, (ii) prohibit the use of the Premises for the generation, manufacturer, refinement, production or processing of any Hazardous Substance or for the storage, handling, transfer or transportation of any Hazardous Substances (other than normal and lawful uses of such products in lawful quantities in compliance with Environmental Laws where such uses will have no material adverse effect upon the Premises), (iii) not install or permit the installation on the Premises of any underground storage tanks or asbestos-containing materials or, except in accordance with applicable Environmental Laws, surface impoundments, (iv) cause any alterations of, or construction on, the Premises to be done in accordance with applicable Environmental Laws, and in connection with any such alterations or construction, shall remove and dispose of, in compliance with applicable Environmental Laws, or otherwise bring into compliance with applicable Environmental Laws, any Hazardous Substances present upon the Premises not in compliance with Environmental Laws and (v) as soon as reasonably practicable after the date hereof, install leak detection equipment or cause leak detection equipment to be installed, of a type and in a manner reasonably satisfactory to the Lessor, on the underground storage tank on the property adjacent to the Premises and referred to in
Item 2 of that certain letter dated July 17, 1996 from RAL Consulting to the Lessor.

     Promptly upon obtaining knowledge thereof, Lessee shall give to Lessor notice of the occurrence of any of the following events: (i) the failure of the Premises or Lessee to comply with any Environmental Law in any manner whatsoever; (ii) the issuance to Lessee of any notice, complaint or order of violation or non-compliance of any nature whatsoever with regard to the Premises or the use thereof with respect to Environmental Laws; or (iii) any notice of a pending or threatened investigation to determine whether Lessee's operations on the Premises are in violation of any Environmental Law.

     At any time if Lessor receives notice that an adverse change in the environmental condition of the Premises has occurred or that an adverse environmental condition with respect to the Premises has been discovered, Lessor shall give notice thereof to Lessee, and if Lessee shall not
(i) diligently commence to cure such condition, to the extent required hereunder and as necessary to meet legal requirements or comply fully with applicable Environmental Laws or to prevent a material diminution in the fair market value of the Premises, within 30 days after receipt of such notice (or such shorter period as may be required by law or in the event of an emergency) and (ii) thereafter diligently prosecute to completion such cure, then Lessor may cause to be performed an environmental audit or risk assessment of the

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Premises and the then uses thereof, and may take such actions as it may deem necessary to cure such condition. Such environmental audit or assessment shall be performed by an environmental consultant satisfactory to Lessor and may, at Lessor's option, include a review of the uses of the Premises and compliance of the same with all Environmental Laws. Lessee grants to Lessor and its agents the right of access to the Premises for Lessor to take such actions. All costs and expenses incurred by Lessor in connection with such environmental audit or assessment and any remediations required shall be paid by Lessee upon demand.

     Lessee agrees to indemnify, defend and hold harmless each Indemnified Party (as defined in paragraph 8) from and against any and all losses, liabilities (including, without limitation, damages, judgments, penalties, claims, charges, costs and expenses (including, without limitation, fees and disbursements of counsel and consultants for such Indemnified Party)) which may be suffered or incurred by, or asserted against such Indemnified Party to the extent arising directly or indirectly out of, from, on, over, under or in the Premises, the presence, use, storage, transportation, disposal, release, threatened release, discharge, emission or generation of any Hazardous Substances at the Premises in violation of this paragraph 6, provided, that no Indemnified Party will be indemnified by Lessee hereunder for environmental contamination solely to the extent caused by the willful misconduct or grossly negligent acts of such Indemnified Party, its employees, agents or assigns, other than at the direction of Lessee or resulting from Lessee's failure to comply with this paragraph 6. Lessee assumes liability for and agrees to pay each Indemnified Party, on demand, an additional amount equal to any tax liability incurred by such Indemnified Party solely on account of such losses, liabilities, damages, costs, expenses, causes of action, suits, claims, demands or judgments indemnified by Lessee pursuant to this paragraph 6.

     The warranties and obligations of Lessee, and the rights and remedies of each Indemnified Party under this paragraph 6 are in addition to and not in limitation of any other warranties, obligations, rights and remedies provided in this Lease or otherwise at law or in equity.

     In the event of the expiration or termination of this Lease as herein provided or Lessee's abandonment of the Premises, the obligations and liabilities of Lessee with respect to each Indemnified Party, actual or contingent, under this paragraph 6, shall survive such expiration, termination or abandonment.
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     The term "Environmental Laws" means and includes but shall not be limited to the Resource Conservation and Recovery Act (42 U.S.C. Sec. 6901) et. seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act
(42 U.S.C. Sec. 9601 et. seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act
(49 U.S.C. Sec. 1801 et. seq.), the Toxic Substances Control Act (15 U.S.C. Sec. 2601 et. seq.), Clean Air Act (42 U.S.C. Sec. 9402 et. seq.), the Clean Water Act (33 U.S.C. Sec. 1251 et. seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Sec. 136 et. seq.), the Occupation Safety and Health Act (29 U.S.C. Sec. 651 et. seq.) and all applicable federal, state and local environmental laws, including obligations under the common law, ordinances, rules, regulations, private agreements (such as covenants, conditions and restrictions) and publications, as any of the foregoing may have been or may be from time to time amended, supplemental or supplanted, and any other federal, state or local laws, including obligations under the common law, ordinances, rules, regulations, private agreements (such as covenants, conditions and restrictions) and publications, now or hereafter existing relating to regulation or control of Hazardous Substances or environmental health and safety.

     The term "Hazardous Substances" means (i) those substances included within the definition of or identified as "hazardous substances", "hazardous materials", or "toxic substances" in or pursuant to, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Sec. 9601 et. seq.) (CERCLA), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 Stat. 1613) (SARA), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sec. 6901 et. seq.)
(RCRA), the Occupational Safety and Health Act of 1970 (29 U.S.C. Sec. 651 et seq.) (OSHA), and the Hazardous Materials Transportation Act, 49 U.S.C.
Sec. 1801 et. seq. and in the regulations promulgated pursuant to said laws, all as amended; (ii) those substances listed in the United States Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) any material, waste or substance which is or contains (A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as "hazardous substance" pursuant to Section 311 of the Clean Water Act,
33 U.S.C. Sec. 1251 et. seq., (33 U.S.C. Sec. 1321) or listed pursuant to
Section 307 of the Clean Water Act (33 U.S.C. Sec. 1317); (E) flammable

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explosives; (F) radioactive materials; and (iv) such other substances, materials and wastes which are or become regulated as hazardous, toxic or "special wastes" under applicable local, state or federal law, or the United States government, or which are classified as hazardous, toxic or as "special wastes" under federal, state or local laws or regulation.

     7. Liens. Lessee will not directly or indirectly create or permit to be created or to remain, and will promptly remove and discharge any charge, lien, security interest or encumbrance upon the Premises or any Basic Rent, additional rental obligations or other sum payable hereunder which arise for any reason, including all liens which arise out of the use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished or claimed to have been furnished to Lessee or for the Premises, but not including the liens and encumbrances set forth in Part II of Schedule A hereto, any mortgage, charge, lien, security interest or encumbrance created by Lessor and consented to by the Mortgagee (as hereinafter defined), but without the consent of Lessee, or any mortgage, charge, lien, security interest or encumbrance which is being contested in compliance with the provisions of paragraph 17 hereof. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PREMISES OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PREMISES.

     8. Indemnification. Lessee shall pay, and shall protect, indemnify and save harmless Lessor, any partner, officer, director or shareholder of Lessor, any partner, officer, director or shareholder of any partner of Lessor, the Mortgagee or any Noteholder or any partner, officer, director, or shareholder of the Mortgagee or any Noteholder (collectively, the "Indemnified Parties") from and against all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on or immediately adjacent to the Premises or on adjoining sidewalks, streets or ways, or connected with the

use, condition or occupancy of any thereof, (ii) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, (iii) any contest referred to in paragraph 17 hereof, (iv) violation by Lessee of any contract or agreement to which Lessee is a party or violation of any Legal Requirement, contract or agreement to which Lessee is a party or violation of any Legal Requirement, contract or agreement, covenant, condition or restriction, in each case affecting the Premises or any part thereof or the ownership, occupancy or use thereof, and (v) any act of negligence of Lessee or its agents, contractors, licensees, sublessees or invitees or any person for whose conduct Lessee is legally responsible. Lessee assumes liability for and agrees to pay to each Indemnified Party, on demand, an additional amount equal to any tax liability incurred by such Indemnified Party solely on account of such liabilities, losses, damages, costs, expenses, causes of action, suits, claims, demands or judgments indemnified by Lessee pursuant to this paragraph 8.

     Lessee agrees to pay, protect and indemnify and save harmless any Indemnified Party from and against, and shall defend all actions against any such person with respect to, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), penalties, causes of action, suits, claims, demands or judgments of any nature whatsoever arising by reason of, on account of, or in connection with, any violation or any alleged violation of, Lessee's obligations under the ADA.

     The obligations of Lessee under this paragraph 8 shall survive any termination of this Lease for all events described in this paragraph 8 which occur prior to the termination of this Lease. In case any action shall be brought against any of the Indemnified Parties in respect of which indemnity may be sought against Lessee, such Indemnified Parties shall promptly notify the Lessee in writing and Lessee may elect to assume the defense thereof, including the employment of counsel reasonably satisfactory to Lessor and the payment of all expenses. Lessor shall have the right to employ separate counsel in any such action and participate in the defense thereof, and the fees and expenses of such counsel shall be paid by Lessee if Lessee shall have failed to employ counsel reasonably satisfactory to Lessor. If Lessee shall elect not to assume the defense thereof, Lessor may assume the defense thereof, including the employment of counsel, and Lessee shall pay all of the reasonable expenses of Lessor incurred in respect of such defense. Lessee shall not be liable for any settlement of any action without its consent; provided, however, that if any such action is settled with the consent of Lessee or if there be final judgment for the plaintiff in any such action (and all appeals thereof shall have expired), Lessee agrees to indemnify and hold

harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

     9. Maintenance and Repair. Lessee will maintain the Premises in good repair and condition, except for ordinary wear and tear, and will make all structural and non-structural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep the Premises in good repair and condition and in compliance with all Legal Requirements.
On or prior to July 31, 2001, Lessee shall complete updating the heating, ventilation and air-conditioning systems for the Improvements in compliance with all Legal Requirements and in a manner reasonably acceptable to Lessor. Prior to commencing such work, Lessee shall provide Lessor with such information as Lessor may require to assure that such work is performed in compliance with the requirements of the immediately preceding sentence.
Lessor shall not be required to maintain, repair or rebuild the Improvements or to maintain the Premises, and Lessee waives the right to make repairs at the expense of Lessor pursuant to any law at any time in effect. Lessee covenants to perform or observe all terms, covenants or conditions of any reciprocal easement or maintenance agreement to which it may at any time be a party or to which the Premises are subject. Lessee shall, at its expense, use its best efforts to enforce compliance with any reciprocal easement or maintenance agreement benefiting the Premises by any other Person subject to such agreement.

     (b) If any Improvements situated on the Premises at any time during the term of this Lease shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate the agreements or conditions contained in any restrictive covenant affecting the Premises or any part thereof, or shall impair the rights of others under or hinder or obstruct any easement or right-of-way to which the Premises are subject, then, promptly after the written request of Lessor or any Person affected by any such encroachment, violation, impairment, hindrance or obstruction, Lessee shall, at its expenses, either (i) obtain effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment, hindrance or obstruction whether the same shall affect Lessor, Lessee or both, or (ii) make such changes in the Improvements on the Premises and take such other action as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, the alternation or removal of any improvement on the Premises. Any such alteration or removal shall be made in conformity with the requirements of paragraph 11(a) to the same extent as if

such alteration or removal were an alteration under the provisions of paragraph 11(a).

     10. Alterations; Reimbursement for Additions. Lessee may, at its expense, make additions to and alterations of the Improvements, construct additional Improvements and make substitutions and replacements for the Improvements, provided that (i) the market value of the Premises shall not be lessened thereby, (ii) such work shall be expeditiously completed in a good and workmanlike manner and in compliance with all applicable Legal Requirements and the requirements of any insurance policy required to be maintained hereunder, (iii) no Improvements shall be demolished unless Lessee shall have first furnished Lessor with such surety bonds or other security acceptable to Lessor as shall be necessary to assure rebuilding of such Improvements, and (iv) the Improvements will not be changed from a building suitable for the uses for which the Improvements were originally designed without the prior approval of Lessor. Prior to commencing any such work having a projected cost of $500,000 or more, Lessee shall notify Lessor thereof and shall furnish to Lessor such surety bonds, construction contracts, architect's plans and specifications and other materials as may be required by Lessor to assure that such work will be performed in compliance with the requirements of the preceding sentence, in accordance with the plans and specifications of a licensed architect or engineer, and will be paid for. All such additions, alterations, additional Improvements, substitutions and replacements shall be and remain part of the realty and the property of Lessor and shall be subject to this Lease but the rental obligations hereunder of Lessee shall not increase. Lessee may place upon the Premises any inventory, trade fixtures, machinery or equipment belonging to Lessee or third parties and may remove the same at any time during the term of this Lease. Lessee shall repair any damage to the Premises caused by such removal.

     11. Condemnation and Casualty. (a) Lessee hereby irrevocably assigns to Lessor any award, compensation or insurance payment to which Lessee may become entitled by reason of its interest in the Premises (i) if the Premises are damaged or destroyed by fire or other casualty or (ii) if the use, occupancy or title of the Premises or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding, other action by any person having the power of eminent domain or any claim of or eviction by paramount title. Lessee shall promptly notify Lessor of the occurrence of any such event; Lessor shall have the right to require Lessee (and, if no directions are given Lessee by Lessor within 10 Business Days of the receipt of such notice, Lessee shall have the right and is hereby authorized and empowered in the name and on behalf of Lessor) to

appear in any such proceeding or action, to negotiate, prosecute and adjust any claim for any award, compensation or insurance payment on account of any such damage, destruction, taking, requisition, sale, or claim of or eviction by paramount title, and to collect for Lessor any such award, compensation or insurance payment. "Business Day" means any day which is not a Saturday, Sunday or legal holiday in Illinois, Minnesota or Nevada. Both Lessor and Lessee shall be entitled and do not forfeit their respective rights to participate in any such proceeding, action, negotiation, prosecution or adjustment by the exercise of the rights set forth in the preceding sentence. All amounts paid in connection with any such damage, destruction, taking, requisition, sale or claim of or eviction by paramount title shall be applied pursuant to this paragraph 11, and all such amounts (minus the expense of collecting such amounts and minus awards made specifically to Lessee as relocation expense or compensation for business interruption or awards or damages to additions not reimbursed by Lessor, which awards shall be the property of Lessee) are herein called the Net Proceeds. Lessee, at the request of Lessor, shall take all appropriate action in connection with each such proceeding, action, negotiation, prosecution and adjustment. Lessor and Lessee shall each cooperate with the other in connection with the foregoing.

     (b) If an occurrence of the character referred to in paragraph 11(a) hereof shall affect all or a substantial portion of the Premises, such that the continued use and occupancy of the Premises in Lessee's business is no longer economic (without regard to interest rates) as certified by the Lessee's Board of Directors, Lessee shall have the option to either (i) not later than 75 days after such occurrence, deliver to Lessor notice of its intention to terminate this Lease on the next Payment Date (the "Termination Date") which occurs not less than 90 days after the delivery of such notice or
(ii) repair any damage to the Premises caused by such event as specified in paragraph 11(c) hereof. If the Termination Date occurs during the Primary Term, such notice shall be accompanied by an irrevocable offer by Lessee to purchase the remaining portion of the Premises and the Net Proceeds, if any, payable in connection with such occurrence (or the right to receive the same when made, if payment thereof has not yet been made) on the Termination Date, at a price determined in accordance with Schedule C attached hereto. If either (1) Lessor shall reject such offer by notice given to Lessee not later than the 30th day prior to the Termination Date or (2) the Termination Date occurs during an Extended Term, this Lease shall terminate on the Termination Date except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have arisen on or prior to the Termination Date, upon payment by Lessee of all Basic Rent, additional rent and other sums then

due and payable hereunder to and including the Termination Date, and the Net Proceeds shall belong to Lessor. Unless Lessor shall have rejected such offer in accordance with this paragraph, Lessor shall be conclusively presumed to have accepted such offer, and, on the Termination Date, shall convey the remaining portion of the Premises, if any, to Lessee or its designee and shall assign to Lessee or its designee all its interest in the Net Proceeds, pursuant to and upon compliance with paragraph 15 hereof.

     (c) If, after an occurrence of the character referred to in paragraph 11(a) hereof, Lessee does not exercise its option to terminate this Lease, then this Lease shall continue in full effect, and Lessee shall repair any damage to the Premises caused by such event in conformity with the requirements of paragraph 10 hereof so as to restore the Premises (as nearly as practicable) to the condition and market value thereof immediately prior to such occurrence. Lessee shall be entitled to receive the Net Proceeds payable in connection with such occurrence (and interest, if any, earned thereon), but only against certificates of Lessee delivered to Lessor from time to time as such work of repair progresses, each such certificate describing the work of repair for which Lessee is requesting payment and the cost incurred by Lessee in connection therewith and stating that Lessee has not theretofore received payment for such work. Any Net Proceeds (and interest, if any, earned thereon) remaining after final payment has been made for such work shall, if less than $100,000, be paid to Lessee, but if equal to or more than $100,000, such Net Proceeds shall, at Lessor's option, be retained by Lessor and thereafter (i) the purchase prices set forth in Schedules C and D attached hereto (as such purchase prices may have been previously reduced from time to time in accordance with the terms of this paragraph 11(c)) shall be reduced for each remaining period set forth thereon by an amount equal to the product of (A) the amount of such purchase price immediately prior to such occurrence, multiplied by (B) a fraction, the numerator of which is the amount of such Net Proceeds (and interest, if any, earned thereon) so retained by Lessor, and the denominator of which is an amount equal to (1) $19,167,500 minus (2) the amount of all Net Proceeds (and interest, if any earned thereon) previously retained by the Lessor pursuant to this paragraph 11(c), and (ii) each installment of Basic Rent payable on or after the first Payment Date occurring one month or more after the final payment to Lessee for such work shall be reduced by an amount equal to the product of (A) the amount of such installment, multiplied by (B) the fraction calculated pursuant to clause (B) above. In the event of any temporary requisition, this Lease shall remain in full effect for the remainder of the term hereof and Lessee shall be entitled to receive the entire Net Proceeds payable during the remainder of the term

hereof by reason of such requisition. If the cost of any repairs required to be made by Lessee pursuant to this paragraph 11(c) shall exceed the amount of such Net Proceeds, the deficiency shall be paid by Lessee. No payment shall be made to Lessee pursuant to this paragraph 11(c) if at the time any default or event of default shall have occurred and be continuing.

     12. Insurance. (a) Lessee will maintain, or cause to be maintained, insurance covering the Premises of the following character:

     (i) Property Insurance. Lessee will provide property insurance on an all-risk, replacement-value basis for the Premises, including, without limitation, flood insurance if the Premises is located in a flood hazard zone. Minimum limits will exceed the current replacement value of the Premises, including contents of Lessee as adjusted annually by the Lessee and reported on its books and accounts (or, solely in the case of flood insurance, to the full amount insurable under the National Flood Insurance Program administered by the Federal Emergency Management Agency). Lessee agrees to provide course of construction or builder's risk coverage with limits exceeding the replacement value of the additions, modifications, or improvements to the Premises. This coverage may be included in the property policy or provided separately. The property policy will be a manuscript form provided by the Lessee.

     (ii) General Liability Insurance. Lessee agrees to maintain operations liability (Excess General Liability) coverage against claims for bodily injury, death or property damage occurring on, in or about the Premises and adjoining streets and sidewalks on a claims-made, claims-first-made, or occurrence basis with minimum limits of $10 million. Coverage will attach in excess of a self-insured retention not to exceed $5 million with one-half of any amount over $1 million to be reinsured. Lessee may, at its option, insure, self-insure, or reinsure any portion of the self-insured retention not required to be reinsured pursuant to the immediately preceding sentence. Coverage will meet or exceed the protection afforded by a standard-form ISO CGL policy.

     (iii) Worker's Compensation. Lessee agrees to maintain workers' compensation coverage as it may be applicable to this Lease and the Premises. Coverage will include employer's liability protection of not less than $1 million and will include excess workers' compensation coverage with limits not less than


           $10 million. All coverage will be subject to statutory requirements of the state where the Premises is located. Coverage may be provided by a program of conventional insurance, self-insurance or any combination thereof, or coverage may be provided by the State Fund.

     (iv) Other Insurance. Such other insurance, in such amounts, against such risks, and with such other provisions as is customarily and generally maintained by operators of similar properties of a financial standing similar to Lessee.

     Such insurance shall be written by companies of nationally recognized financial standing with a claims paying rating ability of at least equivalent to an NAIC 1 (or such other rating required from time to time by NAIC regulations or guidelines) and authorized to do an insurance business in the state in which the Premises are located, and shall name as insured parties Lessor, Mortgagee and Lessee as their interests may appear.

     (b) Property, general liability and builder's risk policies shall bear a first mortgagee endorsement in favor of the trustees or their successors (the "Mortgagee") under a trust indenture or any subsequent instrument creating a first lien on the Premises (the "Mortgage"); and any loss under any such policy shall be payable to the Mortgagee to be held and applied pursuant to paragraph 11(c) hereof. Every policy referred to in paragraph 12(a) hereof shall provide that it will not be cancelled except after 30 days' written notice to Lessor, the Mortgagee and each Noteholder and that it shall not be invalidated by any act or neglect of Lessor or Lessee, nor by occupancy of the Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Premises, nor by change in title to the Premises. Every policy of insurance shall provide that the insurer waives all rights of subrogation against Lessor, any successor to Lessor's interests in the Premises and Mortgagee.

     (c) Lessee shall deliver to the Mortgagee original or duplicate policies or certificates of insurers, satisfactory to the Mortgagee, evidencing the existence of all insurance which is required to be maintained by Lessee hereunder, such delivery to be made (i) promptly after the execution and delivery hereof and (ii) within 30 days prior to the expiration of any such insurance. Lessee shall also deliver to the Lessor, Mortgagee, and each Noteholder on July 1, in each year a certificate of an independent insurance broker as to the sufficiency of the insurance carried by the Lessee with respect to the provisions hereof. Lessee shall not obtain or carry separate

insurance concurrent in form or contributing in the event of loss with that required by this paragraph 12 unless Lessor is a named insured therein, with first mortgagee endorsement and loss payable as provided herein. Lessee shall immediately notify Lessor whenever any such separate insurance is obtained and shall deliver to the Mortgagee the policies or certificates evidencing the same. Any insurance required hereunder may be provided under blanket policies which comply with the provisions hereof and specify the coverage and amounts thereof with respect to the Premises.

     13. Uneconomic Use. If the Premises shall have become uneconomic or unsuitable for continued use in Lessee's business and Lessee has discontinued use thereof or decided to discontinue use thereof, then Lessee may give notice to Lessor of its intention to terminate this Lease on any Payment Date which occurs after December 1, 2008 (the "Exercise Date") as specified in such notice and which occurs not less than 360 days after the giving of such notice and its intention, upon such termination, to sell the Premises to a third party on an arm's-length basis. Such notice shall include an irrevocable offer by Lessee to purchase the Premises on the Exercise Date at a price determined in accordance with Schedule D attached hereto, together with a certificate of Lessee that its Board of Directors has determined that the Premises are uneconomic or unsuitable (without regard to interest rates) for continued use in Lessee's business and that Lessee has discontinued, or will within 180 days of the Exercise Date discontinue, use thereof and shall not (nor shall any affiliate) occupy the Premises for any purpose whatsoever for a period of eight years after the Exercise Date, together with an offer by a third party to purchase the Premises by a third party on an arm's length basis on the Exercise Date. If Lessor shall reject such offer by notice given to Lessee not later than the 20th day prior to the Exercise Date, this Lease shall terminate on the Exercise Date except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have arisen on or prior to the Exercise Date, upon payment by Lessee of all Basic Rent, additional rental obligations and other sums then due and payable hereunder to and including the Exercise Date. Unless Lessor shall have rejected such offer in accordance with this paragraph, Lessor shall be conclusively presumed to have accepted such offer, and then on the Exercise Date, Lessor shall convey the Premises to Lessee or its designee pursuant to and upon compliance with paragraph 15 hereof and simultaneously therewith Lessee shall sell the Premises to such third party as described above.

     14. Mandatory Offer to Purchase. Lessee shall be deemed to have made an irrevocable offer to purchase the Premises on the last day of the Primary


Term at a price equal to $5,400,000. If Lessor shall reject such offer by notice given to Lessee not later than the 45th day prior to the last day of the Primary Term, this Lease shall continue in accordance with its terms. Unless Lessor shall have rejected such offer in accordance with this paragraph, Lessor shall be conclusively presumed to have accepted such offer, and then on the last day of the Primary Term, Lessor shall convey the Premises to Lessee or its designee pursuant to and upon compliance with paragraph 15 hereof.

     15. Procedure Upon Purchase. (a) If Lessee shall purchase the Premises pursuant to this Lease, Lessor shall convey to Lessee or its designee title thereto not inferior to that which existed on the date of the commencement of the term hereof, and Lessee or its designee shall accept such title, subject, however, to all charges, liens, security interests and encumbrances on the Premises and all applicable Legal Requirements, but free of the lien of the Mortgage and charges, liens, security interests and encumbrances resulting from acts of Lessor taken without the consent of Lessee.

     (b) Upon the date fixed for any purchase of the Premises hereunder, Lessee shall pay to Lessor the purchase price therefor specified herein together with all Basic Rent, additional rental obligations and other sums then due and payable hereunder to and including such date of purchase, and Lessor shall deliver to Lessee or Lessee's designee a deed to the Premises in recordable form conveying title as specified in paragraph 15(a) hereof, together with any other instruments necessary to assign any other property then required to be assigned by Lessor pursuant hereto. Lessee shall pay all charges incident to such conveyance and assignment, including counsel fees, escrow fees, recording fees, title insurance premiums and all applicable taxes (other than any income or franchise taxes of Lessor) which may be imposed by reason of such conveyance and assignment and the delivery of said deed and other instruments. Upon the completion of such purchase, but not prior thereto (whether or not any delay or failure in the completion of such purchase shall be the fault of Lessor), this Lease shall terminate, except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have arisen on or prior to such date of purchase. Lessee shall pay to Lessor, interest at the rate of 20-1/2% per annum on any overdue payment of the purchase price and other sums payable hereunder.

     16. Assignment and Subletting. Lessee may sublet all or any part of the Premises or assign its interests hereunder, provided that (i) at the time thereof no default or event of default shall have occurred and be continuing,
(ii) Lessor shall have been given ten Business Days' prior written notice

thereof together with copies of all documents related thereto; and (iii) each sublease shall expressly be made subject to the provisions hereof and shall expressly state that it shall be subject to termination upon any termination of this Lease. No such assignment or sublease shall modify or limit any right or power of Lessor hereunder or affect or reduce any obligation of Lessee hereunder, and all such obligations shall continue in full effect as obligations of the Lessee, as a principal and not of a guarantor or surety, as though no assignment or subletting had been made. Neither this Lease nor the term hereby demised shall be mortgaged by Lessee, nor shall Lessee mortgage or pledge its interests in any sublease of the Premises or the rentals payable thereunder. Any such mortgage or pledge, and any sublease or assignment made otherwise than as permitted by this paragraph 16, shall be void.

     17.   Permitted Contests   Lessee shall not be required, nor shall
Lessor have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge, lien or encumbrance, or to comply with any Legal Requirement (excluding Legal Requirements relating to Environmental Laws) applicable to the Premises or the use thereof; so long as no default or event of default shall have occurred and be continuing, and so long as Lessee shall contest the existence, amount or validity thereof by appropriate proceedings
(i) which shall prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested, and the sale, forfeiture or loss of the Premises or any Basic Rent or any additional rental obligations, to satisfy the same, and (ii) which shall not affect the payment of any Basic Rent or any additional rental obligations; provided that such contest shall be pursued in good faith and Lessor shall not be subject to the risk of any civil or criminal liability. Lessee shall give such reasonable security as may be necessary to prevent any sale or forfeiture of the Premises by reason of such non-payment.

     Lessee shall pay, and save Lessor harmless against, any and all losses, judgments, decrees and costs (including, without limitation, fees and disbursements of counsel) in connection with any contest and shall, promptly after the final settlement, compromise or determination (including any appeals) of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof.


     18. Conditional Limitations: Default Provision. (a) Any of the following occurrences or acts shall constitute an event of default under this
Lease:

     (i) if Lessee shall (1) fail to pay any Basic Rent, additional rental obligations referred to in paragraph 4(b) hereof or other sum required to be paid by Lessee hereunder and such failure shall continue for 5 days thereafter, or (2) fail to observe or perform any provision contained in paragraphs 5, 6, 7, 8, 9, 12, 14, 16 and 24 hereof, or (3) fail to observe or perform any other provision hereof and such failure shall continue for 30 days thereafter (provided, that, in the case of any such default which cannot be cured by the payment of money and cannot with diligence be cured within such 30-day period, if Lessee shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such default may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence but not more than 90 days after the occurrence of such event); or

     (ii) if Lessee shall file a petition commencing a voluntary case under any federal bankruptcy or similar law or in bankruptcy or for reorganization or for an arrangement pursuant to any bankruptcy law, insolvency or any similar law, federal or state, or shall be adjudicated a debtor or bankrupt under any bankruptcy, insolvency or any similar law, federal or state, or become insolvent, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall not pay its debts generally as they become due, or if a petition commencing an involuntary case against Lessee or answer proposing the adjudication of Lessee as a debtor or bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar law shall be filed in any court and Lessee shall consent to or acquiesce in the filing thereof or such petition or answer shall not be dismissed, discharged or denied within 60 days after the filing thereof; or

     (iii) if a custodian, receiver, trustee, United States Trustee or liquidator of Lessee or of all or substantially all of the assets of Lessee or of the Premises or Lessee's estate therein shall be appointed in any proceeding brought by Lessee, or if any such custodian, receiver, trustee, United States Trustee or liquidator shall be appointed in any proceeding brought against Lessee and shall not be discharged within 60 days after such appointment, or if Lessee shall consent to or acquiesce in such appointment; or


     (iv) if the Premises shall have been left unoccupied and unattended for a period of 30 days; or

     (v) if any representation or warranty of Lessee contained in this Lease, any assignment or reassignment of this Lease or consent thereto executed by Lessee or in any notice, demand, certificate, request or instrument delivered pursuant to or in connection with this Lease, any such assignment or reassignment or consent shall prove to be incorrect in any material respect as of the time when the same shall have been made; or

     (vi) if an event of default by the Lessee shall have occurred and be continuing under any instrument for borrowed money or lease obligation which shall involve individually or in the aggregate an amount in excess of $5,000,000 and all applicable grace periods either contained in such instrument or otherwise expressly granted by the obligee with respect to said instrument shall have expired with respect thereto, unless Lessee (A) shall contest in good faith the existence, amount or validity thereof by appropriate proceedings, and (B) shall have delivered to Lessor an opinion of counsel in form and substance to the reasonable satisfaction of Lessor stating that Lessee possesses a meritorious defense to such event of default; notwithstanding clauses (A) and (B) above, such an event of default shall constitute an event of default under this Lease if an adverse decision in such contest would, as reasonably determined by Lessor, in due course lead to the voluntary or involuntary filing in any court of a petition commencing a case proposing the adjudication of Lessee as a debtor or bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar law; or

      (vii) if final judgment or judgments for the payment of money aggregating $100,000 or more shall be rendered against the Lessee and the Lessee shall not discharge the same or cause it to be discharged within 30 days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay or execution pending such appeal. The provisions of this subparagraph (vii) shall not apply (A) to judgments relating to rate refund proceedings which do not have a material adverse effect on Lessee's ability to perform its obligations hereunder, and (B) judgments against which the Lessee has adequate insurance where the Lessee has obtained or is diligently seeking a recovery from the insurer.

     (b) If an event of default shall have happened and be continuing, Lessor shall have the right to give Lessee notice of Lessor's intention to

immediately terminate the term of this Lease. Upon the giving of such notice, the term of this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the term of this Lease, and all rights of Lessee hereunder shall expire and terminate, but Lessee shall remain liable as hereinafter provided.

     (c) if an event of default shall have happened and be continuing, Lessor shall have the immediate right, whether or not the term of this Lease shall have been terminated pursuant to paragraph 18(b) hereof, to re-enter and repossess the Premises by summary proceedings, ejectment or in any manner Lessor determines to be necessary or desirable and the right to remove all persons and property therefrom. Lessor shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry or repossession of the Premises shall be construed as an election by Lessor to terminate the term of this Lease unless a notice of such intention is given to Lessee pursuant to paragraph 18(b) hereof, or unless such termination is decreed by a court of competent jurisdiction.

     (d) At any time or from time to time after the re-entry or repossession of the Premises pursuant to paragraph l8(c) hereof, whether or not the term of this Lease shall have been terminated pursuant to paragraph 18(b) hereof, Lessor may (but shall be under no obligation to) relet the Premises for the account of Lessee, in the name of Lessee or Lessor or otherwise, without notice to Lessee, for such term or terms and on such conditions and for such lawful uses as Lessor, in its absolute discretion, may determine. Lessor may collect and receive any rents payable by reason of such reletting. Lessor shall not be liable for any failure to relet the Premises or for any failure to collect (after making reasonable efforts to collect) any rent due upon any such reletting.

     (e) No expiration or termination of the term of this Lease pursuant to paragraph 18(b) hereof, by operation of law or otherwise, and no reentry or repossession of the Premises pursuant to paragraph 18(c) hereof or otherwise, and no reletting of the Premises pursuant to paragraph 18(d) hereof or otherwise, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession or reletting.

     (f) In the event of any expiration or termination of the term of this Lease or re-entry or repossession of the Premises by reason of the occurrence of an event of default, Lessee will pay to Lessor all Basic Rent, additional rental obligations and other sums required to be paid by Lessee to and including the date of such expiration, termination, re-entry or repossession,

including any reasonable attorneys' fees and expenses incurred in connection with such expiration, termination, re-entry or repossession; and thereafter, Lessee shall, until the end of what would have been the Primary Term (or the Extended Term, as the case may be) of this Lease in the absence of such expiration, termination, re-entry, or repossession, and whether or not the Premises shall have been relet, be liable to Lessor for, and shall pay to Lessor, as liquidated and agreed current damages: (i) all Basic Rent, additional rental obligations and other sums which would be payable under this Lease by Lessee in the absence of such expiration, termination, re-entry, or repossession, including any reasonable attorneys' fees and expenses incurred in connection with such expiration, termination, re-entry or repossession, less (ii) the net proceeds, if any, of any re-letting effected for the account of Lessee pursuant to paragraph 18(d) hereof, after deducting from such proceeds all Lessor's expenses in connection with such reletting (including all repossession costs, brokerage commissions, reasonable attorneys fees and expenses, reasonable employees' expenses, alteration costs and expenses of preparation for such reletting). Lessee will pay such current damages on the days on which Basic Rent would be payable under this Lease in the absence of such expiration, termination, reentry, or repossession, and Lessor shall be entitled to recover the same from Lessee on each such day.

     (g) At any time after such expiration or termination of the term of this Lease or re-entry or repossession of the Premises by reason of the occurrence of an event of default, whether or not Lessor shall have collected any current damages pursuant to paragraph 18(f) hereof, Lessor shall be entitled to recover from Lessee, and Lessee will pay to Lessor on demand, as and for liquidated and agreed final damages for Lessee's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (i) all Basic Rent, additional rental obligations and other sums which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Lessee shall have satisfied in full its obligations under paragraph 18(f) hereof to pay current damages) for what would be the then unexpired term of this Lease in the absence of such expiration, termination, re-entry or repossession, discounted at the rate of 7% per annum over (ii) the then fair rental value of the Premises (determined by applying a discount rate of 7% per annum) for the same period and, in addition, Lessee shall pay to Lessor all repossession costs, reasonable attorneys' fees and expenses, employees expenses, alteration costs and expenses of preparation for such expiration, termination, re-entry or repossession. If any law shall limit the amount of such liquidated final

damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such law.

     (h) At any time after any such expiration or termination of the term of this Lease or re-entry or repossession of the Premises by reason of the occurrence of an event of default, whether or not Lessor shall have collected any current damages pursuant to paragraph 18(f), Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor on demand, as and for liquidated and agreed final damages for Lessee's default and in lieu of all current damages beyond the date of such demand and in lieu of the amount referred to in paragraph 18(g) (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the purchase price for the Premises determined under Schedule D of this Lease for the date immediately following the date on which the last payment of Basic Rent was made by Lessee, together with all other sums due and payable hereunder; provided that for so long as any indebtedness secured by the Mortgage is outstanding, the amount of such damages shall be the greater of
(i) such amount as calculated as set forth in subparagraph (g) above, and (ii) the aggregate principal amount, accrued interest and other amounts, in each case, outstanding under or secured by the Mortgage, together with, in the case of any termination of the Lease pursuant to paragraph 13 or any other determination of any purchase price under this paragraph 18(h) of the Lease or otherwise based on Schedule D, any prepayment premium, as calculated in and payable under the Mortgage. If any law shall limit the amount of such liquidated final damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such law.

     19. Additional Rights of Lessor. (a) No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing under law or in equity. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by Lessor of any Basic Rent, additional rental obligations or other sums payable hereunder with knowledge of the breach of any provision hereof shall not constitute a waiver of such breach, and no waiver by Lessor of any provision hereof shall be deemed to have been made unless made in writing. Lessor shall be entitled to injunctive relief in case of the violation, or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to Lessor by law.


     (b) Lessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem the Premises or to have a continuance of this Lease after termination of Lessee's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any law which exempts property from liability for debt or for distress for rent.

     (c) Lessee agrees to pay or cause to be paid all expenses incurred by Lessor (including counsel fees and the fees, expenses and disbursements of an investment bank or other firm acting as Lessor's financial advisor) following the occurrence and during the continuance of any default or event of default or in connection with any potential, actual or proposed workout, restructuring or similar negotiations relating to Lessee. If Lessor shall be made a party to any litigation commenced against Lessee and Lessee, at its expense, shall fail to provide Lessor with counsel approved by Lessor, Lessee shall pay all costs and reasonable attorneys' fees and expenses incurred by Lessor in connection with such litigation.

     20. Notices, Demands and Other Instruments. All notifications, notices, demands, requests, consents, approvals and other communications herein provided for or made pursuant hereto shall be in writing and shall be sent by (i) reputable overnight delivery service, and the giving of such communication shall be complete on the immediately succeeding Business Day after the same is deposited with such delivery service or (ii) legible confirmed fax with original to follow on the next Business Day by overnight delivery service as set forth in clause (i) and the giving of such communication shall be complete when such fax is received: (a) if to Lessee at such address as set forth above for Lessee, marked for the attention of William A. Claerhout, Esq., or at such other address as Lessee may furnish Lessor in writing; (b) if to Lessor, at such address as set forth above for Lessor marked for the attention of Eileen McLaughlin or at such other address as Lessor may furnish Lessee in writing, with a copy to Victor J. Paci, Esq. at Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110.

     21. Estoppel Certificates. (a) Lessee will, from time to time, upon 20 days prior request by Lessor, execute, acknowledge and deliver to Lessor a certificate of Lessee stating that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which Basic


Rent, additional rental obligations and other sums payable hereunder have been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer has knowledge. Any such certificate may be relied upon by any prospective mortgagee or purchaser of the Premises.

     (b) From time to time during the term of this Lease, Lessor expects to secure financings of its interest in the Premises by assigning Lessor's interest in this Lease and the sums payable hereunder to any Mortgagee. In the event of any such assignment to a Mortgagee, Lessee will, upon not less than ten Business Days' prior request by Lessor, execute, acknowledge and deliver to Lessor a consent to such assignment addressed to such Mortgagee in a form satisfactory to such Mortgagee; and Lessee will produce, at Lessee's expense, such certificates, opinions of counsel, and other documents as may be reasonably requested by such Mortgagee.

     22. No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate.

     23. Surrender. Upon the expiration or termination of the term of this Lease, Lessee shall surrender the Premises to Lessor in the condition in which the Premises were originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required hereby, and except for ordinary wear and tear. Either Lessee shall remove from the Premises on or prior to such expiration or termination all property situated thereon which is not owned by Lessor and repair any damage caused by such removal, or such property not so removed shall become the property of Lessor; provided, however, if such property not so removed shall materially impair the economic value of the Premises, Lessor may cause such property to be removed from the Premises at Lessee's expense.

     24. Merger, Consolidation or Sale of Assets. It shall be a condition precedent to the merger of Lessee with another corporation or to the consolidation of Lessee with one or more other corporations that: (i) if the Lessee shall not be the surviving corporation, such corporation shall be organized under the laws of any State of the United States of America and shall by agreement become a party to this Lease and expressly assume all obligations of Lessee hereunder; (ii) the surviving corporation, whether or

not it be Lessee, shall have a net worth and credit rating by Standard & Poor's Corporation or Moody's Investors Service, Inc. after such merger or consolidation at least equal to that of Lessee prior to such merger or consolidation, and (iii) no default shall have occurred and be existing hereunder or would exist after giving effect to such merger or consolidation. Lessee covenants that it will not sell or otherwise dispose of all or substantially all of its assets during the term hereof, unless the transferee thereof shall have satisfied the conditions of (i) and (ii) above and unless no default shall have occurred and be existing hereunder.

     25. Separability; Binding Effect; Miscellany. Each provision hereof shall be separate and independent and the breach of any such provision by Lessor shall not discharge or relieve Lessee from its obligations to perform each and every covenant to be performed by Lessee hereunder. If any provision hereof or the application thereof to any person or circumstance or at any time shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances at times other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the extent permitted by law. All provisions contained in this Lease shall be binding upon, inure to the benefit of and be enforceable by, the respective successors and assigns of Lessor and Lessee to the same extent as if each successor and assign were named as a party hereto. This Lease may not be changed, modified or discharged except by a writing signed by Lessor and Lessee. This Lease may be executed in any number of counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same Lease. The Table of Contents contained herein and the headings of the various paragraphs herein have been inserted for reference only and shall not to any extent have the effect of modifying or amending the express terms and provisions hereof.

     26. Lessee's Right of First Refusal. Lessee shall have a right of first refusal to purchase Lessor's interest in the Premises on the same terms and conditions as any third party during the Term of this Lease. Excepting only a transfer by way of security pursuant to a Mortgage encumbering Lessor's interest in the Premises, Lessor shall not consummate any proposed sale or other disposition of Lessor's interest in the Premises other than pursuant to a bona fide third party final and definitive written offer to purchase (the "Third Party Offer"), as to which Lessee has failed to exercise and thereafter consummate its right of first refusal as hereafter set forth. At any time Lessor receives a Third Party Offer which Lessor in good faith determines it is willing to accept and consummate, Lessor shall promptly provide Lessee a

copy of such Third Party Offer accompanied by Lessor's certification of intention to accept and consummate the same (failing exercise by Lessee of its first refusal option), which certification shall constitute an unconditional and irrevocable offer by Lessor to Lessee to sell Lessor's interest in the Premises on the terms and conditions set forth in such Third Party Offer. Lessee shall have a period of 30-days thereafter within which to exercise its option hereunder to accept such offer by Lessor. If Lessee notifies Lessor of its acceptance within such 30-day period, the parties shall thereupon proceed forthwith to effect the purchase and sale of Lessor's interest in the Premises on the terms and conditions set forth in such Third Party Offer. In the event Lessee fails to exercise its option hereunder, or, exercising such option, fails thereafter to consummate the purchase of same (time being of the essence), Lessor, without waiving any rights arising out of Lessee's failure to so purchase, shall be free thereafter to consummate the sale of Lessor's interest in the Premises on the terms and conditions set forth in such Third Party Offer, provided such sale is duly consummated within 150 days after Lessee shall have failed to either exercise its option or to timely purchase; otherwise any such disposition by Lessor shall be void and of no force and
effect   If such Third Party Offer shall be other than for cash and/or note(s)
payable in cash, the notice from Lessor shall be further accompanied by a full and complete description of the property and assets (the "Third Party Property") proposed to be delivered as all or part of the consideration, together with the designation by Lessor of the name of a person selected to act as an appraiser of the Third Party Property. The appraisal of the net current fair market value of the Third Party Property shall be determined by Lessee, or its designee, and Lessor or, if they fail to agree, as determined as set forth in paragraph 28 hereof. Such appraisal shall be deemed final for purposes of Lessee's right of first refusal and with respect to determination of the amount, terms and conditions of the Third Party Offer. Failure on the part of Lessee to exercise its right of first refusal hereunder shall not in any way affect its purchase options or other rights hereunder. Any purchase hereunder by the Lessee shall not result in a merger of the leasehold estate hereunder with the estate acquired by the Lessee as a result of such exercise.

     27. Purchase Option. If at the time no event of default hereunder has occurred and is continuing, Lessee shall have an irrevocable one-time option to purchase the interests of Lessor in the Premises on June 30, 2007 upon prior written notice to Lessor given not later than July 1, 2006, at a price equal to the higher of (i) the fair market value of the Premises on June 30, 2007, such value to be as determined by Lessee and Lessor, or, if they fail to agree, as determined as set forth in paragraph 28 hereof entitled "Appraisal Procedure" and (ii) one hundred and fifty percent (150%) of the purchase price

calculated by reference to Schedule D attached hereto and applicable to June 30, 2007 (together with payment of any prepayment premium as set forth in Schedule D). Lessee may not revoke its decision to exercise its option hereunder once the written notice hereunder has been given. If Lessee shall have failed to have given notice of its exercise of the purchase option contained herein on or before July 1, 2006, such option shall be deemed to have been terminated.

     28. Appraisal Procedure. If Lessee and Lessor fail to agree as to the fair market value of property in paragraphs 26 or 27 hereof, the value thereof shall be determined by appraisers selected in the following manner: Lessor and Lessee, or its designee, shall each appoint an appraiser, and the fair market value shall be determined by the two appraisers so appointed. If the two appraisers so appointed are unable to agree upon fair market value, fair market value shall be the average of the amounts determined by the appraisers if such amounts are within five percent (5%) of each other.

     If the difference between the two (2) amounts exceeds five percent (5%) a determination shall be made by a third appraiser selected by the two appraisers appointed by the parties hereto. In such event fair market value shall be the average of the two (2) closest appraised amounts. All appraisers shall be members in good standing of the American Institute of Real Estate Appraisers or any organization succeeding thereto. Lessee agrees that it, or its designee, shall bear the costs of such appraisals. The options assigned and created hereby are exercisable only so long as this Lease is in effect. The options assigned and created hereby shall expire upon the termination or expiration of this Lease.

     29.   Governing Law.   This lease shall be governed by the law of the
State of Nevada.

     30. Schedules. Schedules A, B, C and D referred to in this Lease and attached hereto are hereby incorporated by reference herein.


     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Amended and Restated Lease and Agreement to be duly executed and delivered, and Lessee has caused its corporate seal to be hereunto affixed and attested, all as of the date first above written.

                                       SPRING MOUNTAIN ROAD ASSOCIATES,
                                            as Lessor

                                       By PW  Spring Mountain
                                              the General Partner



                                       By:       /s/ Steven R. Dyer
                                            ---------------------------
                                                  Steven R. Dyer
                                                  Vice President


                                       SOUTHWEST GAS CORPORATION,
                                            as Lessee


                                       By:      /s/ Jeffrey W. Shaw
                                            ---------------------------
                                                  Jeffrey W. Shaw
                                             Vice President/Treasurer


                                   SCHEDULE A

                      Part I:  Description of the Premises
                      ------------------------------------


Situated in the County of Clark, State of Nevada:

     Parcel Two (2) as shown by map thereof on file in File 37 of Parcel Maps, page 96 in the Office of the County Recorder of Clark County, Nevada.

     Excepting therefrom, that portion of land as conveyed to Clark County by deed recorded September 12, 1988 in Book 880912 as Document No. 00420 of Official Records.

     Also excepting therefrom, that portion conveyed to Carson Water Company by deed recorded April 6, 1989 in Book 890406 as Document No. 00780.

                  Part II:  Permitted Liens and Encumbrances
                  ------------------------------------------

     Any of the following:

         (a) Easements, rights of way, servitudes, zoning laws. use regulations, other similar reservations, rights and restrictions and other minor defects and irregularities in the title to the Premises, none of which materially lessens the value of the Premises or materially impairs the use thereof for the purposes held by the Lessor and leased by Lessee under the Lease;

         (b) The right reserved to or vested in any municipality or public authority to condemn, appropriate, recapture or designate a purchaser of the Premises;

         (c) Any liens for taxes, assessments and other governmental charges and any liens of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with the Premises which are not due and payable or the amount or validity of which is being contested at the time by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Premises or any interest therein to satisfy the same, provided that Lessee shall have complied with the provisions of this Lease dealing with the contest of any tax, assessment, other governmental charge or lien; and

         (d) The easements, rights of way, encroachments, encumbrances or other irregularities in the title, if any, set forth in the policy of title insurance (or the commitment therefor) delivered to the Lessor at the time of the delivery of this Lease.


                                   SCHEDULE B

                         Terms and Basic Rent Payments
                         -----------------------------

     The Primary Term shall commence on July 1, 1996 and shall end at midnight on June 30, 2017. The Extended Term shall be 5 years commencing on the day after the last day of the Primary Term.

     1. Installments of Basic Rent shall be payable for the Premises during the Primary Term semiannually in arrears on the last day of each June and December during the Primary Term, commencing December 31, 1996, and each installment shall be an amount equal to the amount set forth below opposite the payment date for such installment.


        Commencement Date of
          Semiannual Period           Payment Date         Semiannual Rent
        --------------------          ------------         ---------------
              07/01/1996               12/31/1996          $     1,540,395
              01/01/1997               06/30/1997          $     1,540,395
              07/01/1997               12/31/1997          $       900,000
              01/01/1998               06/30/1998          $       900,000
              07/01/1998               12/31/1998          $       900,000
              01/01/1999               06/30/1999          $       900,000
              07/01/1999               12/31/1999          $       900,000
              01/01/2000               06/30/2000          $       900,000
              07/01/2000               12/31/2000          $       900,000
              01/01/2001               06/30/2001          $       900,000
              07/01/2001               12/31/2001          $       900,000
              01/01/2002               06/30/2002          $       900,000
              07/01/2002               12/31/2002          $       900,000
              01/01/2003               06/30/2003          $       925,000
              07/01/2003               12/31/2003          $       925,000
              01/01/2004               06/30/2004          $       975,000
              07/01/2004               12/31/2004          $       975,000
              01/01/2005               06/30/2005          $       975,000
              07/01/2005               12/31/2005          $       975,000
              01/01/2006               06/30/2006          $       975,000
              07/01/2006               12/31/2006          $       975,000
              01/01/2007               06/30/2007          $       995,000
              07/01/2007               12/31/2007          $       995,000
              01/01/2008               06/30/2008          $     1,010,000
              07/01/2008               12/31/2008          $     1,010,000
              01/01/2009               06/30/2009          $     1,010,000
              07/01/2009               12/31/2009          $     1,010,000
              01/01/2010               06/30/2010          $     1,010,000
              07/01/2010               12/31/2010          $     1,010,000
              01/01/2011               06/30/2011          $     1,030,000
              07/01/2011               12/31/2011          $     1,030,000
              01/01/2012               06/30/2012          $     1,050,000


        Commencement Date of
          Semiannual Period           Payment Date         Semiannual Rent
        --------------------          ------------         ---------------

              07/01/2012               12/31/2012          $     1,050,000
              01/01/2013               06/30/2013          $     1,070,000
              07/01/2013               12/31/2013          $     1,070,000
              01/01/2014               06/30/2014          $     1,095,000
              07/01/2014               12/31/2014          $     1,095,000
              01/01/2015               06/30/2015          $     1,135,000
              07/01/2015               12/31/2015          $     1,135,000
              01/01/2016               06/30/2016          $     1,150,000
              07/01/2016               12/31/2016          $     1,193,000
              01/01/2017               06/30/2017          $     1,193,770
                                         Total             $    43,027,560
                                                           ===============

     2. Each installment of Basic Rent payable for the Premises during the Extended Term shall be an amount equal to $1,000,000, and said installments shall be payable semiannually in arrears on the last day of each June and December during the Extended Term, commencing December 31, 2017.


                        SPRING MOUNTAIN ROAD ASSOCIATES

                       Schedule C of Lease and Agreement
                  Purchase Prices Pursuant to paragraph 11(b)
                  -------------------------------------------

     Upon the purchase of the Premises pursuant to paragraph 11(b) of this Lease, the purchase price payable shall be an amount equal to the amount set forth below opposite the period in which the date of purchase occurs (period 1 commencing on July 1, 1996 and ending on December 31, 1996, and each succeeding period being each of the following semiannual periods occurring thereafter).


         End Date of Period           Period          Schedule C Price
         ------------------           ------          ----------------

             12/31/1996                  1            $     18,236,462
             06/30/1997                  2            $     17,356,952
             12/31/1997                  3            $     17,227,674
             06/30/1998                  4            $     17,092,933
             12/31/1998                  5            $     16,952,500
             06/30/1999                  6            $     16,806,134
             12/31/1999                  7            $     16,653,583
             06/30/2000                  8            $     16,494,587
             12/31/2000                  9            $     16,328,874
             06/30/2001                 10            $     16,156,159
             12/31/2001                 11            $     15,976,147
             06/30/2002                 12            $     15,788,529
             12/31/2002                 13            $     15,592,985
             06/30/2003                 14            $     15,389,179
             12/31/2003                 15            $     15,176,762
             06/30/2004                 16            $     14,955,370
             12/31/2004                 17            $     14,724,625
             06/30/2005                 18            $     14,484,131
             12/31/2005                 19            $     14,233,475
             06/30/2006                 20            $     13,972,230
             12/31/2006                 21            $     13,699,947
             06/30/2007                 22            $     13,416,160
             12/31/2007                 23            $     13,120,383
             06/30/2008                 24            $     12,812,110
             12/31/2008                 25            $     12,490,812
             06/30/2009                 26            $     12,155,939
             12/31/2009                 27            $     11,806,917
             06/30/2010                 28            $     11,443,150
             12/31/2010                 29            $     11,064,013
             06/30/2011                 30            $     10,668,858
             12/31/2011                 31            $     10,257,008
             06/30/2012                 32            $      9,827,756
             12/31/2012                 33            $      9,380,369
             06/30/2013                 34            $      8,914,080
             12/31/2013                 35            $      8,428,090
             06/30/2014                 36            $      7,921,567

         End Date of Period           Period          Schedule C Price
         ------------------           ------          ----------------


             12/31/2014                 37            $      7,393,644
             06/30/2015                 38            $      6,843,416
             12/31/2015                 39            $      6,269,940
             06/30/2016                 40            $      5,672,236
             12/31/2016                 41            $      5,049,278
             06/30/2017                 42            $      4,400,000


                     SPRING MOUNTAIN ROAD ASSOCIATES
                     Schedule D of Lease and Agreement
              Purchase prices Pursuant to paragraphs 13 or 27
              -----------------------------------------------

     Upon the purchase of the Premises pursuant to paragraphs 13 or 27 of this Lease, the purchase price payable shall be an amount equal to the amount set forth below opposite the period in which the date of purchase occurs (period 1 commencing on July 1, 1996, and ending on December 31, 1996, and each succeeding period being each of the following semiannual periods occurring thereafter). In addition, upon any such purchase of the Premises, the Lessee will pay to the Lessor an amount equal to the amount of any prepayment premium as calculated in and payable under the Mortgage.


       End Date of Period             Period            Schedule D Price
       ------------------             ------            -----------------

           02/31/1996                    1              $      18,236,462
           06/30/1997                    2              $      17,356,952
           12/31/1997                    3              $      17,227,674
           06/30/1998                    4              $      17,092,933
           12/31/1998                    5              $      16,952,500
           06/30/1999                    6              $      16,806,134
           12/31/1999                    7              $      16,653,583
           06/30/2000                    8              $      16,494,587
           12/31/2000                    9              $      16,328,874
           06/30/2001                   10              $      16,156,159
           12/31/2001                   11              $      15,976,147
           06/30/2002                   12              $      15,788,529
           12/31/2002                   13              $      15,592,985
           06/30/2003                   14              $      15,389,179
           12/31/2003                   15              $      15,176,762
           06/30/2004                   16              $      14,955,370
           12/31/2004                   17              $      14,724,625
           06/30/2005                   18              $      14,484,131
           12/31/2005                   19              $      14,233,475
           06/30/2006                   20              $      13,972,230
           12/31/2006                   21              $      13,699,947
           06/30/2007                   22              $      13,645,667
           12/31/2007                   23              $      13,120,383
           06/30/2008                   24              $      12,812,110
           12/31/2008                   25              $      12,490,812
           06/30/2009                   26              $      12,155,939
           12/31/2009                   27              $      11,806,917
           06/30/2010                   28              $      11,443,150
           12/31/2010                   29              $      11,064,013
           06/30/2011                   30              $      10,668,858
           12/31/2011                   31              $      10,257,008
           06/30/2012                   32              $       9,827,756

       End Date of Period             Period            Schedule D Price
       ------------------             ------            -----------------

           12/31/2012                   33              $       9,380,369
           06/30/2013                   34              $       8,914,080
           12/31/2013                   35              $       8,428,090
           06/30/2014                   36              $       7,921,567
           12/31/2014                   37              $       7,393,644
           06/30/2015                   38              $       6,843,416
           12/31/2015                   39              $       6,269,940
           06/30/2016                   40              $       5,672,236
           12/31/2016                   41              $       5,049,278
           06/30/2017                   42              $       4,400,000
